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                                  Exhibit 21.1

                  SUBSIDIARIES OF ATLAS PIPELINE PARTNERS, L.P.


                                                       State of Incorporation
                Name                                         or Formation
                ----                                   ----------------------

Atlas Pipeline Operating Partnership, L.P.                   Delaware
Atlas Pipeline Ohio, LLC                                     Pennsylvania
Atlas Pipeline Pennsylvania, LLC                             Pennsylvania
Atlas Pipeline New York, LLC                                 Pennsylvania